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REVOLVING LINE OF CREDIT NOTE                                      EXHIBIT 10.15

$500,000.00                     HOUSTON, TEXAS                      JULY 1, 2000

         FOR VALUE RECEIVED, the undersigned, U.S. PHYSICAL THERAPY, INC., A NEVADA CORPORATION (herein called "MAKER"), promises to pay to the order of SOUTHWEST BANK OF TEXAS, N.A. (herein called "PAYEE," which term herein in every instance shall refer to any owner or holder of this note) the sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00), together with interest on the principal hereof from time to time outstanding from the date of advancement until maturity, at the per annum rate hereinafter stated (computed on the basis of a year of 365 days and paid for the actual number of days elapsed), said principal and interest being payable in lawful money of the United States of America at the banking quarters of Southwest Bank of Texas, N.A., 4400 Post Oak Park, Houston, Harris County, Texas, or at such other place as Payee may designate hereafter in writing.

         This note is issued pursuant to a letter loan agreement of even date herewith, by and between Maker and Payee (the "LOAN AGREEMENT"), and reference is made hereby to the Loan Agreement for certain rights as to the prepayment, the acceleration of the maturity hereof and collateral securing the payment hereof; and this note is entitled to all the benefits of the Loan Agreement.

         The principal balance hereof advanced and from time to time remaining unpaid shall bear interest during each day of the term of the loan evidenced hereby at a variable per annum rate equal to the lesser of (A) a per annum rate that is equal to (herein called the "BASIC RATE") one-half of one percent (1/2%) plus the prime rate of interest (herein called the "PRIME RATE"), being the variable per annum rate of interest most recently announced by Southwest Bank of Texas, N.A. (herein sometimes called the "BANK") as its "prime rate," with the understanding that the Bank's "prime rate" may be one of several base rates and serves as a basis upon which effective rates of interest are from time to time calculated for loans making reference thereto and may not be the lowest of the Bank's base rates, which Basic Rate shall change when and as the Prime Rate shall change, effective on the day of such change or (B) the Maximum Rate (hereinafter defined). Notwithstanding the foregoing, if at any time the Basic Rate shall exceed the Maximum Rate and thereafter the Basic Rate shall become less than the Maximum Rate, the rate of interest payable hereunder shall be the

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Maximum Rate until the Payee shall have received the amount of interest it would have received otherwise if the interest payable hereunder had not been limited by the Maximum Rate during the period of time the Basic Rate exceeded the Maximum Rate.

         All past due principal and interest of this note, whether due as the result of acceleration of maturity or otherwise, shall bear interest at the lesser of (1) a rate that is five percentage points above the Prime Rate as it varies or (2) the maximum lawful rate of interest permitted by the applicable usury laws, now or hereafter enacted, which interest rate (herein called the "MAXIMUM RATE") shall change when and as said laws shall change to the extent permitted by said laws, effective on the day such change in said laws becomes effective, from the date the payment thereof shall have become due until the same have been fully discharged by payment.

         The principal and interest of this note are due and payable at the offices of said Payee in Houston, Harris County, Texas, in accordance with, and as set forth in, the Loan Agreement.

         Subject to the terms and conditions of the Loan Agreement, the undersigned may borrow, pay, prepay in whole or in part and, under certain circumstance set forth in the Loan Agreement, reborrow hereunder, so long as not more than $500,000.00 of principal is outstanding at any one time; it being expressly contemplated that, by reason of prepayments hereon, there may be times when no indebtedness is owing hereunder, but, notwithstanding such occurrences, this note shall remain valid and shall be in full force and effect as to loans or advances made subsequent to such occurrences; and it being understood and agreed that advances and repayments of principal under this note are not limited to the face amount of principal, but to a maximum of the face amount of principal at any one time outstanding. In accordance with the Loan Agreement, Payee may advance funds pursuant to this note from time to time, and from time to time the undersigned will make repayments on the principal of this note, so that no more than the face amount of principal shall be outstanding at any one time. Each advance and each payment of principal hereunder shall be reflected by a notation made by Payee in its business records. The aggregate unpaid principal amount of advances reflected by the notations made in Payee's business records shall be conclusive evidence of the principal amount owing under this note, which amount the undersigned unconditionally promises to pay to the order of Payee under the terms hereof.

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         Maker and any and all sureties, guarantors and endorsers of this note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for Payee, in order to enforce payment of this note, to first institute or exhaust Payee's remedies against Maker or any other party liable therefor or against any security for this note.

         In the event of default hereunder or under any of the instruments securing payment hereof and this note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this note is collected by suit or legal proceedings or through the probate court or bankruptcy proceedings, Maker agrees to pay all reasonable attorneys' fees and all expenses of collection and costs of court.

         It is the intention of the parties hereto to comply with applicable usury laws; accordingly, Section 10(f) of the Loan Agreement is incorporated herein by reference and shall have the same force and effect as if set forth herein.

         This note shall be governed by and construed under the laws of the State of Texas and applicable United States federal law. This note is subject to the arbitration provisions under Article 10(d) of the Loan Agreement.

         Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.

                                             MAKER:

                                             U.S. PHYSICAL THERAPY, INC., a
                                             Nevada corporation


                                             By:   /s/ J. Michael Mullin
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                                                J. Michael Mullin
                                                Chief Financial Officer


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